UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2010

CYMER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17075 THORNMINT COURT

SAN DIEGO, CALIFORNIA 92127

(Address of principal executive offices)

(858) 385-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 14, 2010, we entered into a memorandum of understanding with Carl Zeiss Laser Optics Beteiligungsgesellschaft mbH, Carl Zeiss Laser Optics GmbH, Carl Zeiss SMT AG (collectively, “Zeiss”), and TCZ Pte. Ltd. (“TCZ”), the joint venture between Cymer and Zeiss developing and manufacturing a silicon crystallization process tool for use in the production of flat panel displays. Pursuant to the memorandum, the parties have agreed that (i) we will acquire Zeiss’ entire forty percent ownership interest in TCZ for approximately $2.3 million fully payable no later than September 30, 2010 and (ii) Zeiss will not be required to make any further cash capital contribution to TCZ. Zeiss will continue to provide TCZ relevant intellectual property licenses, ongoing research and development, and manufacturing of optical modules. The change in ownership does not affect the current TCZ product and services roadmaps.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

Date: January 20, 2010	By:	/s/ PAUL B. BOWMAN
Paul B. Bowman
Senior Vice President, Chief Financial Officer and Secretary